                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A
                               Amendment No. 1

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 28, 1997

                              PAXAR CORPORATION
            (Exact name of registrant as specified in its charter)

      New York                      0-5610                  13-5670050
(State or Other Jurisdiction (Commission File Number)(IRS Employer Ident. No.) Jurisdiction of Incorporation)

            105 Corporate Park Drive, White Plains, New York 10604
             (Address of Principal Executive Offices) (Zip Code)

                                (914)697-6800
              Registrant's telephone number, including area code

EXPLANATORY NOTE



      This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K ("Form 8-K") for October 28, 1997 of PAXAR Corporation, a New York corporation (the "Registrant"), is submitted in order to provide the Financial Statements called for under Item 7 of Form 8-K. Therefore, the Registrant hereby amends its Form 8-K in accordance with Rule 12b-15 under the Securities Exchange Act of 1934.

Item 7.     Financial Statements and Exhibits

      (a)   Financial Statements of Business Acquired

            Set forth below are the audited Consolidated Balance Sheets of International Imaging Materials, Inc. ("IIMAK") and its subsidiaries for the fiscal years ended March 31, 1997 and 1996, and the Consolidated Statements of Income, Consolidated Statements of Cash Flows, and Consolidated Statements of Stockholders' Equity of IIMAK and its subsidiaries for the fiscal years ended March 31, 1997, 1996 and 1995.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
International Imaging Materials, Inc.:



         We have audited the accompanying consolidated balance sheets of International Imaging Materials, Inc. and subsidiaries as of March 31, 1996 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Imaging Materials, Inc. and subsidiaries as of March 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year ended March 31, 1997, in conformity with generally accepted accounting principles.




/s/ KPMG Peat Marwick LLP
-------------------------
KPMG PEAT MARWICK LLP



Buffalo, New York
April 23, 1997

              INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEETS

                                                                           March 31,
                                                                      -------------------
                                                                      1996           1997
                                                                      ----           ----
                                                               (In thousands, except share and
      ASSETS                                                           per share amounts)

Current assets:
   Cash                                                            $     570     $     444
   Trade receivables                                                  16,157        17,726
   Inventories:
      Raw materials                                                    9,397         5,789
      Work in process                                                  3,627         4,602
      Finished goods                                                   4,839         5,478
                                                                   ---------     ---------
         Total inventories                                            17,863        15,869
                                                                   ---------     ---------
   Prepaid expenses                                                      635         1,107
   Deferred income taxes                                               1,467         1,176
                                                                   ---------     ---------
         Total current assets                                         36,692        36,322
                                                                   ---------     ---------
Property, plant and equipment, at cost:
   Land                                                                1,163         1,170
   Building and improvements                                          10,924        21,265
   Equipment                                                          64,362        82,702
   Construction in progress                                           17,194           814
                                                                   ---------     ---------
                                                                      93,643       105,951
   Less accumulated depreciation                                      21,826        28,320
                                                                   ---------     ---------
      Net property, plant and equipment                               71,817        77,631
                                                                   ---------     ---------
Other assets                                                           6,952         4,521
                                                                   ---------     ---------
                                                                   $ 115,461     $ 118,474
                                                                   =========     =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable to banks                                             16,292         8,484
   Current installments of long-term debt                              1,674         1,143
   Trade accounts payable                                              8,126         7,858
   Other accrued liabilities                                           2,654         3,622
                                                                   ---------     ---------
      Total current liabilities                                       28,746        21,107
Long-term debt, excluding current installments                         2,259         1,111
Deferred income taxes                                                  6,336         8,388
                                                                   ---------     ---------
      Total liabilities                                               37,341        30,606
                                                                   ---------     ---------

Commitments (Note 8)

Stockholders' equity:
   Preferred stock; $.01 par value; 5,000,000 shares
      authorized; none issued                                             --            --
   Common stock; $.01 par value; 30,000,000 shares
      authorized; 8,855,301 and 8,570,310 shares issued
      as of March 31, 1996 and 1997, respectively                         89            86
   Additional paid-in capital                                         53,037        44,514
   Unearned compensation - restricted stock awards                      (692)         (385)
   Notes receivable from exercise of stock options and warrants       (1,219)          (37)
   Retained earnings                                                  32,394        43,690
   Treasury stock, 310,400 shares, at cost                            (5,489)           --
      Total stockholders' equity                                      78,120        87,868
                                                                   ---------     ---------
                                                                   $ 115,461     $ 118,474
                                                                   =========     =========

           See accompanying notes to consolidated financial statements

              INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF INCOME


                                                       Years Ended March 31,
                                              -----------------------------------
                                                 1995        1996           1997
                                              ---------    ---------     ---------
                                            (In thousands, except per share amounts)

Revenues                                      $  85,477    $  88,448     $ 106,894

Cost of goods sold                               59,968       62,253        75,737
                                              ---------    ---------     ---------

      Gross profit                               25,509       26,195        31,157
                                              ---------    ---------     ---------

Operating expenses:
   Research and development                       2,217        3,079         3,594
   Selling                                        3,635        4,150         5,289
   General and administrative                     3,720        3,695         4,333
                                              ---------    ---------     ---------

      Total operating expenses                    9,572       10,924        13,216
                                              ---------    ---------     ---------

      Operating income                           15,937       15,271        17,941

Interest income (expense), net                      143          (35)         (562)
                                              ---------    ---------     ---------

      Income before income taxes                 16,080       15,236        17,379

Income taxes                                      6,110        5,333         6,083
                                              ---------    ---------     ---------

      Net income                              $   9,970    $   9,903     $  11,296
                                              =========    =========     =========

      Net income per share of common stock    $    1.10    $    1.07     $    1.26
                                              =========    =========     =========

Weighted average common shares outstanding        9,093        9,224         8,967
                                              =========    =========     =========

            See accompanying notes to consolidated financial statements

             INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              Years Ended March 31,
                                                                      ----------------------------------
                                                                        1995         1996         1997
                                                                      --------     --------     --------
                                                                                  (In thousands)

Cash flows from operating activities:
   Net income                                                         $  9,970     $  9,903     $ 11,296
                                                                      --------     --------     --------
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                      4,520        6,251        8,216
      Deferred income taxes and other noncash expenses                   2,482        2,804        2,972
      Reduction in income taxes payable from the
         exercise of options and warrants                                1,969        1,464        1,477
      Cash provided (used) by changes in:
         Trade receivables                                                (675)      (4,418)      (1,560)
         Inventories                                                    (4,939)      (2,256)       1,994
         Prepaid expenses                                                 (236)         183         (472)
         Other assets                                                       (7)          50         (310)
         Trade accounts payable                                          2,956       (1,052)       1,018
         Other accrued liabilities                                       2,845       (3,041)         968
                                                                      --------     --------     --------
            Total adjustments                                            8,915          (15)      14,303
                                                                      --------     --------     --------
            Net cash provided by operating activities                   18,885        9,888       25,599
                                                                      --------     --------     --------

Cash flows used in investing activities:
   Capital expenditures                                                (14,235)     (17,477)     (13,777)
   Payments to acquire other assets                                         --       (5,575)          --
   Purchases of securities                                              (4,468)         (22)          --
   Maturities of securities                                              1,000        3,490           --
                                                                      --------     --------     --------
            Net cash used in investing activities                      (17,703)     (19,584)     (13,777)
                                                                      --------     --------     --------

Cash flows from financing activities:
   Proceeds from employee stock purchase plan                               83          102           79
   Purchase of common stock                                                 --       (5,576)      (2,484)
   Exercise of stock options and warrants:
      Proceeds                                                           1,013          409        1,576
      Notes received for related tax liabilities                        (1,996)      (2,816)      (1,632)
   Proceeds from (repayments of) notes payable to banks                     --       16,292       (7,808)
   Repayments of long-term debt                                         (1,712)      (1,704)      (1,679)
                                                                      --------     --------     --------
            Net cash provided by (used in) financing activities         (2,612)       6,707      (11,948)
                                                                      --------     --------     --------

Net decrease in cash                                                    (1,430)      (2,989)        (126)
Cash at beginning of year                                                4,989        3,559          570
                                                                      --------     --------     --------
Cash at end of year                                                   $  3,559     $    570     $    444
                                                                      ========     ========     ========

Supplemental disclosure of cash flow information:
Cash paid during the year for:
      Interest, net of amount capitalized                                  218          151          663
      Income taxes                                                    $    311     $  3,044     $  2,269
                                                                      ========     ========     ========

Supplemental disclosure of noncash investing and
financing activities:
   Increase (decrease) in liabilities for capital expenditures             528        1,172       (1,286)
   Notes received for exercise price of stock options and warrants       1,880          548           --
   Common stock surrendered:
      Payment of stock option exercise price                                --          699          778
      Repayments of notes by officers                                 $     --     $  4,210     $  3,910
                                                                      ========     ========     ========

           See accompanying notes to consolidated financial statements

             INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                  Notes
                                                                                Receivable
                                                                                   From
                                                                                 Exercise
                                                     Additional                  of Stock                                 Total
                                           Common     Paid-in      Unearned       Options      Retained      Treasury  Stockholders'
                                            Stock     Capital     Compensation  & Warrants      Earnings      Stock        Equity
                                           -------   -----------  -------------  -----------   ----------   ---------- -------------
                                                                        (In thousands, except share amounts)

Balance at March 31, 1994                    $81       $47,442         $(830)        $ ---        $12,521     $ (104)       $59,110

Exercise of options and warrants:
     Shares issued, 630,566                    6         2,887                                                                2,893
     Tax benefit                                         3,306                                                                3,306
     Notes received                                                                 (1,880)                                  (1,880)

            Net income                                                                              9,970                     9,970

Restricted stock awards and other                          271           (85)                                    104            290
                                                          ----          ----                                    ----            ---

Balance at March 31, 1995                     87        53,906          (915)       (1,880)        22,491        ---         73,689

Exercise of options and warrants:
   Shares issued, 319,081                      3         1,648                                                    87          1,738
   Tax benefit                                           2,116                                                                2,116
   Shares surrendered, 197,345                (1)       (4,908)                      1,209                                   (3,700)
   Notes received                                                                     (548)                                    (548)

Purchase of 315,400 treasury shares                                                                           (5,576)        (5,576)

Net income                                                                                          9,903                     9,903

Restricted stock awards and other                          275           223                                                    498
                                                          ----          ----                                                    ---

Balance at March 31, 1996                     89        53,037          (692)       (1,219)        32,394     (5,489)        78,120

Exercise of options and warrants:
   Shares issued, 373,045                               (3,178)                                                5,489          2,311
   Tax benefit                                           1,800                                                                1,800
   Shares surrendered, 208,807                (2)       (4,686)                      1,182                                   (3,506)

Purchase and retirement of 142,200 shares     (1)       (2,483)                                                              (2,484)

Net income                                                                                         11,296                    11,296

Restricted stock awards and other                           24           307                                                    331
                                                           ---          ----                                                    ---

Balance at March 31, 1997                    $86       $44,514         $(385)        $ (37)       $43,690      $ ---        $87,868
                                            ====      ========        ======        =======        ======     ======        =======


                 See accompanying notes to consolidated financial statements

             INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    YEARS ENDED MARCH 31, 1995, 1996 AND 1997



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     International Imaging Materials, Inc. and subsidiaries (the "Company") manufactures and sells thermal transfer ribbons used in non-impact thermal transfer printers. The Company's customers are primarily printer manufacturers and distributors in North America.

     A summary of significant accounting policies follows:

     (a) Principles of Consolidation

     The consolidated financial statements include the financial statements of International Imaging Materials, Inc. and its two wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     (b) Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market.

     (c) Depreciation and Amortization

     Depreciation of plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Intangibles included in other assets are amortized over the period of expected benefit.

     (d) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on April 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have any impact on the Company's financial position or results of operations.

     (e) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and restriction on the use of certain State investment tax credits in assessing the realizability of deferred tax assets.

            INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES

     (f) Earnings Per Share

     Weighted average common shares outstanding include common stock equivalents which consist of the aggregate dilutive effect of unexercised stock options, warrants and restricted stock awards.


     (g) Stock-Based Compensation

     Stock options and other stock-based compensation awards are accounted for using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

     (h) Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)  INDEBTEDNESS

     The Company maintains lines of credit with two banks totaling $40,000,000 which are due on demand and bear interest at either the LIBOR rate plus .20%, the bank's cost of funds rate plus .50%, or the prime rate, as selected by the Company. Advances under both lines of credit are at the sole discretion of the banks and can be made for various periods of time not extending beyond September 30, 1997 under one of the lines of credit. There was $16,292,000 and $8,484,000 outstanding under the facilities at 5.60% and 5.81% at March 31, 1996 and 1997, respectively.

     A summary of long-term debt follows:

                                             Interest
                                              Rate at
                                             March 31,          March 31,
                                               1997         1996         1997
                                               ----         ----         ----
                                                              (In thousands)
            Term loans, due in:
                 1997                           7.75%       $631        $ 49
                 1998                           7.75       2,562       1,630
                 2001                           8.25         647         520
            Other                               2.50          93          55
                                                              --          --
                 Total long-term debt                      3,933       2,254

            Less current installments                      1,674       1,143
                                                           -----       -----

                 Long-term debt, excluding
                    current installments                  $2,259      $1,111
                                                          ======      ======

     The term loans, payable in monthly installments ranging from $11,000 to $78,000, bear interest at variable rates based on the prime rate, are secured by certain plant and equipment, require the maintenance of certain financial ratios, limit the amount of capital expenditures and prohibit the payment of cash dividends without the lenders' consent.

     The aggregate annual installments due on long-term debt for each of the next five years are: $1,143,000 in fiscal 1998, $846,000 in fiscal 1999, $127,000 in fiscal 2000, $127,000 in fiscal 2001 and $11,000 in fiscal 2002.

            INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES

     In connection with the construction of new manufacturing facilities, the Company capitalized interest as a component of the cost of plant and equipment as follows:

                                                Years Ended March 31,
                                            -----------------------------
                                            1995        1996         1997
                                            ----        ----         ----
                                                    (In thousands)

         Interest cost capitalized           $235       $612         $283
         Interest cost charged to income      284        136          617
                                              ---        ---          ---
           Total interest cost incurred      $519       $748         $900
                                             ====       ====         ====



The 2001 term loan and one of the lines of credit are with a bank that owns warrants to purchase 50,000 shares of the Company's common stock.

     The carrying amount of the Company's long-term debt instruments approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar debt obligations at March 31, 1997.


(3)  STOCKHOLDERS' EQUITY

     The Company has three stock plans under which non-qualified stock options and restricted stock have been granted to employees and directors. The plans authorize grants of up to 3,150,000 shares. All options were granted at the fair market value of the Company's common stock on the grant date, vest over five years, and expire ten years and one day after grant. The following table summarizes option activity under these plans:

                                                             Weighted Average
                                             Options         Exercise Price
                                             -------         --------------

      Outstanding at March 31, 1994        1,663,270            $ 8.09
            Granted                          290,946             26.26
            Exercised                       (388,942)             4.31
            Forfeited                         (4,000)            18.57
                                           ---------
      Outstanding at March 31, 1995        1,561,274             12.39
            Granted                          589,610             21.55
            Exercised                       (301,881)             5.39
            Forfeited                       (241,000)            26.51
                                           ---------
      Outstanding at March 31, 1996        1,608,003             14.95
            Granted                          315,294             20.35
            Exercised                       (320,605)             6.11
            Forfeited                       (116,750)            23.37
                                           ---------
      Outstanding at March 31, 1997        1,485,942             17.34
                                           =========

      Exercisable at March 31
            1995                             893,617              6.23
            1996                             708,501              8.42
            1997                             666,064             13.70

      Included in options granted and options forfeited in the table above are 236,000 options which were repriced from a weighted average exercise price of $26.53 per share to $17.75 per share in fiscal 1996 and 52,000 options repriced from an exercise price of $26.50 per share to $17.75 per share in fiscal 1997. In exchange for the repricing of these options, the

             INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES recipients agreed to forego any payments at or below the target level under the Company's incentive bonus compensation program for fiscal 1997.

      The following table summarizes information about stock options outstanding at March 31, 1997:


Exercisable                               Options Outstanding                          Options
-----------                      ------------------------------------             -----------------

     Range of                    Weighted Average    Weighted Average              Weighted Average
  Exercise Prices      Options     Remaining Life    Exercise Price    Options      Exercise Price
  ---------------      -------     --------------    --------------    -------      --------------

      $ 5 - $14        348,784       4.4 years        $ 6.23          290,429           $ 5.74
      $16 - $22        825,823       8.2 years        $19.44          308,334           $18.92
      $22 - $27        311,335       8.3 years        $24.17           67,301           $24.19



      In addition, the Company granted directors 2,400 shares of restricted stock at a grant-date fair value of $24.00 per share in fiscal 1996 and 2,100 shares at a grant-date fair value of $21.69 per share in fiscal 1997. Compensation cost of restricted stock awards charged to earnings was $281,000 in fiscal 1996 and $274,000 in fiscal 1997.

     The Company also has an employee stock purchase plan which allows employees to purchase up to 200,000 shares of the Company's common stock at 85% of the fair market value of the shares at the time of purchase. As of March 31, 1996 and 1997, 9,055 and 13,626 shares, respectively, had been issued under this plan.

     The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock plans, and accordingly, no compensation cost has been recognized for its stock options in the consolidated financial statements. Had the Company determined compensation cost for its stock options under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's net income and net income per share of common stock would have been reduced to the pro forma amounts indicated below:

                                                Years Ended March 31,
                                                ---------------------
                                                 1996          1997
                                                 ----          ----
                                       (In thousands, except per share amounts)

      Net income            As reported         $9,903       $11,296
                            Pro forma            9,415        10,200

      Net income per share  As reported           1.07          1.26
                            Pro forma             1.03          1.17


     For purposes of this pro forma disclosure, the weighted average fair market value of options granted in fiscal 1996 and fiscal 1997 of $9.42 and $9.06, respectively, were calculated using the Black-Scholes option pricing model. The weighted average assumptions used in the model were: volatility of 48.1%, expected life of 6 years, no dividend yield, and risk-free interest rate of 6.0% and 6.4% for fiscal 1996 and fiscal 1997, respectively.

     Pro forma net income reflects only options granted in fiscal 1996 and 1997. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options vesting period and compensation cost for options granted prior to April 1, 1995 is not considered.

            INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES

     Additionally, the Company has warrants outstanding as follows:

                                           Years Ended March 31,
                                           ---------------------
                                    1995             1996          1997
                                    ----             ----          ----

      Warrants outstanding         119,640          102,440        50,000
                                   =======          =======        ======

      Warrants exercisable          79,640           82,440        50,000
                                    ======           ======        ======

      Exercise price range   $5.00 - 10.00    $5.00 - 10.00        $10.00
                             =============    =============        ======

     During fiscal 1996, the Company loaned $548,000 to certain officers to fund the exercise price of stock options and $2,816,000 to pay their personal income tax liabilities related to the exercise. The Company also loaned $1,632,000 to officers for their stock option related income tax liabilities in fiscal 1997. In fiscal 1996 and 1997, $4,210,000 and $4,016,000, respectively, of such loans were repaid through the surrender of shares of the Company's common stock and cash. The Company intends to allow repayment of these demand notes, which are collateralized by all of the personal assets of the respective officers, beyond March 31, 1998.

(4)  INCOME TAXES

     Income tax expense consists of the following:

                                   Years Ended March 31,
                                   ---------------------
                                1995      1996      1997
                               ------    ------    ------
                                     (In thousands)
Current:
  Federal                      $3,411    $2,662    $3,040
  State                           527       313       333
                               ------    ------    ------
                                3,938     2,975     3,373

Deferred - Federal              2,172     2,358     2,710
                               ------    ------    ------

   Total income tax expense    $6,110    $5,333    $6,083
                               ======    ======    ======

     Income tax expense differs from the expected amount (computed by applying the 34% statutory rate to income before income taxes) due principally to the effects of the Company's foreign sales corporation, state income taxes and changes in the valuation allowance for deferred tax assets.

     The tax effects of temporary differences that give rise to the deferred tax assets and liability at March 31, 1996 and 1997 were as follows:

                                                     March 31,
                                                     ---------
                                               1996           1997
                                               ----           ----
                                                (In thousands)
      Deferred tax assets:
               Investment tax and other
               credit carryforwards          $ 3,384         $4,706
         Alternative minimum tax credit
               carryforwards                   3,781          3,503
         Capitalized inventory costs             581            493
         Other                                   672            237
                                                ----            ---
            Total gross deferred tax asset     8,418          8,939

             INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES

           Valuation allowance                     (2,695)          (3,648)
                                                 --------         --------
             Net deferred tax asset                 5,723            5,291
            plant and equipment                   (10,592)         (12,503)
                                                 --------         --------
             Net deferred tax liability          $ (4,869)        $ (7,212)
                                                 ========         ========


       The above net deferred tax liability is reflected in the balance sheets as follows:

                                                            March 31,
                                                            ---------
                                                       1996            1997
                                                       ----            ----
                                                          (In thousands)

         Current deferred tax asset                  $ 1,467         $ 1,176
         Noncurrent deferred tax liability            (6,336)         (8,388)
                                                     -------         -------

            Net deferred tax liability               $(4,869)        $(7,212)
                                                     =======         =======


       In fiscal 1995, 1996 and 1997, 630,566, 319,081 and 373,045 shares of common stock, respectively, were issued through the exercise of non-qualified stock options and compensatory warrants. In addition, in fiscal 1996 and 1997, restrictions lapsed on 41,900 and 10,300 shares of common stock, respectively. The total tax benefit to the Company from these transactions, which is credited to additional paid-in capital, rather than recognized as a reduction of income tax expense, was $3,306,000, $2,313,000 and $1,844,000 in fiscal 1995, 1996 and
1997, respectively. Those benefits were recognized in the balance sheets as follows:

                                                                Years Ended March 31,
                                                                ---------------------
                                                          1995          1996           1997
                                                          ----          ----           ----
                                                                   (In thousands)
         Reduction in:
              Income taxes payable                      $1,969         $1,464         $1,477
              Deferred income taxes                      1,337            849            367
                                                         -----            ---            ---

         Credit to additional paid-in capital           $3,306         $2,313         $1,844
                                                        ======         ======         ======


       At March 31, 1997, the Company's investment tax and other credits ($316,000 Federal and $6,651,000 State) expire from 2001 to 2013. The Company also has $3,349,000 of Federal and $233,000 of State alternative minimum tax credit carryforwards available with no expiration date.

 (5)   OTHER ASSETS

       In fiscal 1996 $5,575,000 was paid to QMS, Inc. for the rights to sell thermal transfer supplies directly to the customers of QMS, Inc. under the QMS, Inc. brand name. The purchase price was allocated to the various service and consulting arrangements, customer records and other agreements acquired in this transaction. Amortization of the cost of the acquired assets was $655,000 and $1,539,000 in fiscal 1996 and 1997, respectively.


(6)    RELATIONSHIP WITH FUJICOPIAN CO., LTD.

       The Company manufactures thermal transfer ribbons pursuant to a license agreement with Fujicopian Co., Ltd. which expires in 2008. Royalty expenses under the agreement totaled $2,627,000, $2,681,000 and $2,680,000 in fiscal 1995, 1996 and 1997, respectively. The Company also purchased certain materials from Fujicopian which totaled $4,579,000, $3,040,000 and $2,586,000 in fiscal 1995, 1996 and 1997, respectively. The Company believes that the costs of such purchases are

             INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES competitive with alternative sources of supply. Other accrued expenses includes $1,184,000 and $1,020,000 payable to Fujicopian Co., Ltd. as of March 31, 1996 and 1997, respectively.

       At March 31, 1997, Fujicopian owned 260,000 shares of the Company's common stock.

(7)    RETIREMENT SAVINGS PLAN

       The Company has a defined contribution retirement savings plan qualified under Section 401(k) of the Internal Revenue Code. Pursuant to the plan, employees make voluntary contributions which are partially matched by the Company. Expenses under the plan were $555,000, $639,000 and $852,000 in fiscal 1995, 1996 and 1997, respectively.

(8)    COMMITMENTS

       Rent expense under operating leases for certain buildings and equipment was $253,000, $270,000 and $304,000 in fiscal 1995, 1996 and 1997, respectively.
Minimum annual payments due under these leases are $202,000 in fiscal 1998, $189,000 in fiscal 1999, $191,000 in fiscal 2000 and 2001, $142,000 in fiscal
2002 and a total of $427,000 thereafter.

(9)    SIGNIFICANT CUSTOMERS

       Sales to significant customers were: $10,282,000, $11,859,000 and $15,660,000 to one customer in fiscal 1995, 1996 and 1997, respectively and $9,599,000 and $14,842,000 to another customer in fiscal 1996 and 1997, respectively. In addition, export sales in the aggregate were $9,576,000, $9,753,000 and $19,452,000 in fiscal 1995, 1996 and 1997, respectively.

(10)   SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

       Selected quarterly financial data for 1996 and 1997 are as follows:

                                                                   Year Ended March 31, 1996
                                                       ----------------------------------------------------
                                                        First         Second          Third         Fourth
                                                       Quarter        Quarter         Quarter       Quarter
                                                       -------        -------         -------       -------
                                                            (In thousands, except per share amounts)
         Revenues                                      $19,001        $21,223         $24,018       $24,206
         Gross profit                                    5,417          6,209           7,306         7,263
         Net income                                    $ 1,831        $ 2,213         $ 2,865       $ 2,994
                                                       =======        =======         =======       =======

         Net income per share of common stock            $ .20          $ .24          $ .31          $ .34
                                                         =====          =====          =====          =====


                                                                    Year Ended March 31, 1997
                                                       ----------------------------------------------------
                                                        First         Second           Third        Fourth
                                                       Quarter        Quarter         Quarter       Quarter
                                                       -------        -------         -------       -------
                                                             (In thousands, except per share amounts)
         Revenues                                      $25,003        $26,851         $27,730       $27,310
         Gross profit                                    7,524          7,838           8,231         7,564
         Net income                                    $ 2,831        $ 2,870         $ 3,040       $ 2,555
                                                       =======        =======         =======       =======

         Net income per share of common stock            $ .32          $ .32          $ .34          $ .29
                                                         =====          =====          =====          =====

             INTERNATIONAL IMAGING MATERIALS, INC. AND SUBSIDIARIES

(11)   ACCOUNTING PRONOUNCEMENTS

       The Company is required to adopt Statement of Financial Accounting Standards No. 128 (Earnings per Share) in fiscal 1998. The Company does not believe that the adoption of this standard will have a material effect on the consolidated financial statements.

         (b) Pro Forma Financial Information (unaudited)

         Set forth below are the unaudited Pro Forma Statements of Income of the Registrant and IIMAK for the nine months ended September 30, 1997, and the three years ended December 31, 1996, 1995, and 1994 and the unaudited Pro Forma Condensed Combined Balance Sheet of the Registrant and IIMAK as at September 30,1997.

                           PAXAR CORPORATION AND IIMAK
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              STATEMENTS OF INCOME
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                              YEAR ENDED
                                                         --------------------------------------------------------
                                                           PAXAR                         PRO FORMA
                                                         12/31/96          IIMAK        ADJUSTMENTS      PROFORMA
                                                            (3)           3/31/97          (1C)          COMBINED
                                                         --------        --------       -----------      --------
Sales                                                    $479,073        $106,894        $(7,341)        $578,626

Cost of sales                                             285,606          75,737         (7,220)         354,123

------------------------------------------------------------------------------------------------------------------
Gross profit                                              193,467          31,157           (121)         224,503

Selling, general & administrative                         143,639          13,216                         156,855

------------------------------------------------------------------------------------------------------------------
Operating income                                           49,828          17,941           (121)          67,648


Interest expense, net                                      20,529             562                          21,091

------------------------------------------------------------------------------------------------------------------
Income before Income taxes                                 29,299          17,379           (121)          46,557

Taxes on income                                             9,607           6,083            (40)          15,650

------------------------------------------------------------------------------------------------------------------
Net income                                                $19,692         $11,296           $(81)         $30,907
==================================================================================================================

Weighted average shares outstanding                        36,736           8,967                          50,187
Earnings per share                                          $0.54           $1.26                           $0.62



                                                                              YEAR ENDED
                                                        -------------------------------------------------------
                                                                                       PRO FORMA
                                                           PAXAR           IIMAK      ADJUSTMENTS      PROFORMA
                                                         12/31/95         3/31/96        (1C)          COMBINED
                                                         ---------       --------     ------------     --------
Sales                                                    $201,436        $88,448        $(513)        $289,371

Cost of sales                                             128,412         62,253         (513)         190,152

---------------------------------------------------------------------------------------------------------------
Gross profit                                               73,024         26,195                        99,219

Selling, general & administrative                          49,887         10,924                        60,811

---------------------------------------------------------------------------------------------------------------
Operating income                                           23,137         15,271                        38,408

Equity in net income of affiliate                            (592)             0                          (592)

Interest expense, net                                       1,628             35                         1,663

---------------------------------------------------------------------------------------------------------------
Income before Income taxes                                 22,101         15,236                        37,337

Taxes on income                                             6,392          5,333                        11,725

---------------------------------------------------------------------------------------------------------------
Net income                                                $15,709         $9,903                       $25,612
===============================================================================================================

Weighted average shares outstanding                        35,035          9,224                        48,871
Earnings per share                                          $0.45          $1.07                         $0.52

    SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                           PAXAR CORPORATION AND IIMAK
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              STATEMENTS OF INCOME
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                            YEAR ENDED
                                                        ------------------------------------------------------
                                                                                       PRO FORMA      PROFORMA
                                                         PAXAR           IIMAK        ADJUSTMENTS     COMBINED
                                                        12/31/94        3/31/95          (1C)
                                                        --------        -------       -----------    ----------
Sales                                                   $166,612        $85,477         $(424)        $251,665

Cost of sales                                            107,393         59,968          (424)         166,937

---------------------------------------------------------------------------------------------------------------
Gross profit                                              59,219         25,509                         84,728

Selling, general & administrative                         41,238          9,572                         50,810

---------------------------------------------------------------------------------------------------------------
Operating income                                          17,981         15,937                         33,918


Interest expense, net                                        921           (143)                           778

---------------------------------------------------------------------------------------------------------------
Income before Income taxes                                17,060         16,080                         33,140

Taxes on income                                            5,459          6,110                         11,569

---------------------------------------------------------------------------------------------------------------
Net income                                                11,601          9,970                         21,571
===============================================================================================================



Weighted average shares outstanding                       34,279          9,093                         47,918
Earnings per share                                         $0.34          $1.10                          $0.45

    SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                           PAXAR CORPORATION AND IIMAK
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              STATEMENTS OF INCOME
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                              NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                                   -----------------------------------------------------------
                                                                                                     PRO FORMA
                                                                    PAXAR                           ADJUSTMENTS       PROFORMA
                                                                   (3) (4)            IIMAK            (1C)           COMBINED
                                                                   -------          ---------       ------------     ----------
Sales                                                             $381,988           $77,455         $(6,253)         $453,190

Cost of sales                                                      227,410            55,611          (6,014)          277,007

-------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                       154,578            21,844            (239)          176,183

Selling, general & administrative                                  116,325            10,938                           127,263

-------------------------------------------------------------------------------------------------------------------------------
Operating income                                                    38,253            10,906            (239)           48,920


Interest expense, net                                               11,965               620                            12,585

-------------------------------------------------------------------------------------------------------------------------------
Income before Income taxes                                          26,288            10,286            (239)           36,335

Taxes on income                                                      8,711             3,283             (81)           11,913

-------------------------------------------------------------------------------------------------------------------------------
Income before extraordinary item                                    17,577             7,003            (158)           24,422

Extraordinary item net of tax                                       (8,575)                0                            (8,575)

-------------------------------------------------------------------------------------------------------------------------------
Net income                                                          $9,002            $7,003           $(158)          $15,847
===============================================================================================================================

Weighted average shares outstanding                                 36,899             8,443                            49,564

Earnings per Common Share:
     Income before extraordinary item                                $0.48             $0.83                             $0.49
     Extraordinary item                                             ($0.24)             -                               $(0.17)
                                                                 ----------        ----------                        ----------
     Net income per share                                            $0.24             $0.83                             $0.32
                                                                 ==========        ==========                        ==========

    SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                           PAXAR CORPORATION AND IIMAK
                     UNAUDITED PRO FORMA COMBINED CONDENSED
                                  BALANCE SHEET
                               SEPTEMBER 30,1997
               (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)



                                                           PAXAR             IIMAK         PRO-FORMA           PRO FORMA
                                                         HISTORICAL        HISTORICAL      ADJUSTMENTS         COMBINED
                                                         ----------        ----------      -----------         --------
ASSETS
Current assets:
     Cash                                                  $11,005               $2        $(4,000)(1B)          $7,007
     Short-term investments                                  3,022                0                               3,022
     Receivables - net                                      83,581           15,739         (1,134)(1C)          98,186
     Inventories - net                                      87,026           17,796                             104,822
     Other current assets                                   11,252            1,721                              12,973
     Deferred income taxes                                   5,414            1,508                              $6,922
------------------------------------------------------------------------------------------------------------------------
            Total current assets                           201,300           36,766         (5,134)             232,932
------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment - net                        107,961           76,427                             184,388
Long term investment                                         5,063                0                               5,063
Goodwill                                                   166,995                0                             166,995
Other assets                                                 4,390            3,079                               7,469
------------------------------------------------------------------------------------------------------------------------
                                                          $485,709         $116,272        $(5,134)            $596,847
========================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Due to banks                                           $1,797          $11,000                              12,797
     Notes Payable                                           5,908                0                               5,908
     Current maturities of long-term debt                      588            1,088                               1,676
     Accounts payable and accrued liabilities               67,008            9,130         (1,134)(1C)          75,004
     Accrued taxes on income                                 5,949                0                               5,949
------------------------------------------------------------------------------------------------------------------------
            Total current liabilities                       81,250           21,218         (1,134)             101,334
------------------------------------------------------------------------------------------------------------------------
Long term debt                                             227,914              478                             228,392
Deferred income taxes                                       11,202            9,103                              20,305
Other liabilities                                            6,617                0              0                6,617
Shareholders' equity:
     Preferred stock                                             0                0                                   0
     Common stock                                            3,583               83          1,160 (1A)           4,826
Paid-in capital                                             70,883           37,253         (1,160)(1A)         106,976
Retained earnings                                           87,963           48,137         (4,000)(1B)         132,100
Foreign currency translation adjustments                    (3,703)               0                              (3,703)
------------------------------------------------------------------------------------------------------------------------
            Total shareholders' equity                     158,726           85,473         (4,000)             240,199
------------------------------------------------------------------------------------------------------------------------
                                                          $485,709         $116,272        $(5,134)            $596,847
========================================================================================================================

    SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

      PAXAR CORPORATION AND INTERNATIONAL IMAGING MATERIALS INC. ("IIMAK")
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                    (in thousands, except share information)


NOTE 1:   PRO FORMA ADJUSTMENTS

     (A) The shareholders' equity accounts of PAXAR and IIMAK as of September 30, 1997, have been adjusted to reflect the issuance of approximately 12.4 million shares of PAXAR Common Stock issued in connection with the Merger.

    (B) Direct costs of the Merger are estimated at approximately $4,000. The pro forma balance sheet gives effect to direct costs of the Merger as if they had been incurred as of September 30, 1997, but the pro forma combined condensed statements of income do not give effect to such expenses.

    (C) The pro forma adjustment reflects the elimination of intercompany receivables and payables on the pro forma balance sheet as of September 30, 1997, and the elimination of intercompany sales and gross profit in inventory, net of taxes as applicable in the pro forma combined statements of income.

NOTE 2:   PRO FORMA EARNINGS PER SHARE

             The pro forma earnings per share have been adjusted to reflect the issuance of approximately 12.4 million shares of PAXAR Common Stock in connection with the Merger.

NOTE 3:   PAXAR - ACQUISITION OF MONARCH

         On March 3, 1997, PAXAR acquired the 51% of Monarch Marking Systems, Inc. ("Monarch") it did not already own. The pro forma statements of income for the year ended December 31, 1996, and for the nine months ended September 30, 1997, reflect this acquisition as if had occurred on January 1, 1996. The revenues of Monarch for the year ended December 31, 1996 and the two months ended February 28, 1997, were $260,000 and $40,000, respectively. The 1996 and 1997 results of PAXAR have been adjusted to reflect the pro forma interest expense on debt incurred in connection with the acquisition and the amortization of goodwill that arose in connection therewith.

NOTE 4: PAXAR-INTEGRATION/RESTRUCTURING COST AND EXTRAORDINARY ITEM, NET OF TAX

              During the quarter ended June 30, 1997, PAXAR implemented an integration and restructuring program associated with the acquisition of Monarch which reduced operating income by $2,086. These costs have been included in selling, general and administrative expenses.

              The extraordinary item of $8,575 net of tax of $5,100 is the result of the early extinguishment of Monarch's 12-1/2% Senior Notes due July 1, 2003.

         (c) Exhibits

Exhibit No.                                     Description
-----------                                     -----------
23.1                                Consent of KMPG Peat Marwick L.L.P.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            PAXAR CORPORATION


Dated: January 12, 1998                     By:  /s/ Jack Plaxe
                                               --------------------------------
                                                     Jack Plaxe
                                                     Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                                          Description
-----------                                          -----------
23.1                                Consent of KPMG Peat Marwick LLP.